EXHIBIT 99.h.1.
Form of Selling Dlr. Agmt.


44184v3



                            SELLING DEALER AGREEMENT


        THIS AGREEMENT, made as of the ____ day of ______________, 20__, by and between ____________________ (the "Distributor") and ____________________ (the
"Dealer").

         WHEREAS, the Distributor and the Dealer are broker-dealers registered with the National Association of Securities Dealers, Inc., and have the right to effect the sale and public distribution of securities;

         WHEREAS, the Distributor is an authorized distributor of New Century Portfolios (the "Trust"), and has the right to undertake the promotion and public distribution of shares of the Trust;

         WHEREAS, the Distributor has the right to select dealers to whom shares will be offered by it and is offering to compensate such dealers for distribution assistance in offering shares of the Trust to the public; and

         WHEREAS, the Dealer has customers or clients who are or may become investors in the Trust (any such customer or client is hereinafter referred to as an "Investor"), and the Dealer desires to receive payment for its distribution assistance.

         NOW THEREFORE, in consideration of the premises and the terms and conditions set forth herein, it is agreed as follows:

1.   Offering of Trust Shares by the Dealer.

     (a) The Dealer may offer Trust shares to the public subject to the terms and conditions of this Agreement. In the distribution and sale of shares, the Dealer shall not have the authority to act as agent for the Trust, the Distributor, or any other dealer in any respect in any transaction. In offering shares to the public or otherwise, the Dealer shall act as a dealer for its own account. Nothing contained herein shall cause the selected dealers to constitute an association or partnership with the Distributor or with each other.

     (b) Orders received from the Dealer for the purchase of shares, when accepted by the Trust or its agents, will be effected at the public offering price applicable to each order as set forth in the Trust's then current Prospectus (hereinafter referred to as the "Prospectus") and the Trust's then current Statement of Additional Information (hereinafter referred to as the "SAI"). The public offering price ordinarily will be computed once daily at 4:00 p.m. Eastern time, on each day the New York Stock Exchange is open. However, in the event of changes in the U.S. Securities and Exchange Commission's requirements or of changes in the time of the Trust's closing, the right is reserved to price at a different time or to price more than once daily. The manner of computing the net asset value, the public offering price and the effective time of orders received by the Dealer are described in the Prospectus and SAI. Offering prices may be withdrawn, without notice, at any time, if in the opinion of the Trust, market conditions require such action. The Dealer agrees to place orders for shares only with the Distributor and only at such public offering price. Trust share purchase requests and Trust account applications submitted by the Dealer are subject to acceptance by the Trust or its duly authorized agent. The Distributor reserves the unqualified right not to accept any specific order for the purchase or exchange of shares.

2. Sale Orders. Each order of the Dealer must be wired, telephoned or written and must be sent to the Distributor or its agent, accompanied by payment in full for the purchase of shares pursuant to such order. Payment for shares purchased by the Dealer hereunder shall be at the public offering price next computed after receipt of the purchase order by check or by wire payable to the Trust at the Distributor's address. No shares shall be purchased hereunder, and the Distributor shall assume no liability for any loss sustained by the Dealer and/or any Investors due to the Distributor's failure to transact such purchase, in the event that the Dealer's order is not so accompanied by payment in full for the purchase of shares pursuant to such order. The Dealer agrees to place orders for the same number of shares, and at the same price, as in sales by the Dealer and will not, as principal, sell shares unless purchased by the Dealer from the Distributor under the terms hereof. Each order by the Dealer must be confirmed in writing on the same day.

3.   Redemption.

     (a) Redemption by the Trust. The Prospectus describes the provisions whereby the Trust, under ordinary circumstances, will redeem its shares from shareholders on demand. The Dealer agrees that it will not make any representations to shareholders relating to the redemption of their shares other than statements contained in the Prospectus and/or SAI and that Dealer will quote as the redemption price only the net asset value next determined by the Trust following receipt of the request in proper form.

     (b) Repurchase by the Distributor. The Distributor may accept or decline requests for the repurchase of shares. If the Distributor declines a request for the repurchase of shares, it will promptly forward such request to the Trust for redemption by the Trust at the net asset value next determined following the Distributor's receipt of the request in proper form. The Dealer agrees that it will not make any representations to shareholders relating to the repurchase of their shares other than the statements that may be contained in the Prospectus.

4. NASD Rules. Any offering or invitation to the Dealer pursuant to the terms hereof is conditioned on the Dealer being qualified under applicable securities laws, if any, to act as a broker or dealer in securities, and being a member in good standing of the National Association of Securities Dealers, Inc. The Dealer agrees to be bound by the rules of the National Association of Securities Dealers, Inc. and represents and warrants that it is registered as a broker-dealer and will continue to be so registered during the term of this Agreement under the applicable state and federal securities laws. The Dealer hereby acknowledges that in so acting it is the Dealer's responsibility to, and the Dealer hereby certifies that it shall, comply with all applicable rules and regulations binding upon broker-dealers in connection with the distribution of Trust shares and the receipt of compensation therefore, including without limitation all applicable state and federal laws and rules and regulations of regulatory authorities or self-regulatory organizations. The Dealer agrees that it will establish rules, procedures, supervisory and inspection techniques as necessary to diligently supervise the activities of its registered representatives who may act in connection with the distribution of Trust shares.

5. Blue Sky Rules. The Dealer will not offer Trust shares for sale in any state where such shares are not qualified for sale under the Blue Sky Laws and regulations of such state or where the Dealer is not qualified to act as a dealer, except for states in which they are exempt from qualification. The Dealer hereby agrees that the Distributor has no obligation or responsibility to insure that the Dealer is in compliance with the terms of this paragraph.

6.   Dealer's Distribution Activities.

     (a) The Dealer shall make no representations concerning Trust shares not included in the Trust's Prospectus, or in any authorized supplemental materials supplied by the Distributor, its affiliates or the Trust. The Dealer shall use its best efforts in the distribution of Trust shares under this Agreement and shall be responsible for the proper instruction and training of all sales personnel employed by the Dealer in order that the Trust shares will be offered in accordance with the terms and conditions of the Prospectus, this Agreement and all applicable laws, rules and regulations.

     (b) The Distributor shall provide the Dealer with a reasonable supply of the Trust's Prospectuses, supplemental sales literature, account applications and other material for the Dealer's use in the distribution of Trust shares. The Dealer hereby acknowledges that each Investor and prospective Investor shall be furnished with a copy of the then current Prospectus and may obtain a copy of the SAI upon request to the Distributor and as disclosed in the Prospectus, and that each Investor account established pursuant to this Agreement is subject to the provisions of the then current Prospectus, SAI, account application and other material, as the case may be, unless such provisions are expressly modified by the terms of this Agreement. The Dealer agrees that it will not use any other sales literature or advertising material relating to the Distributor or the shares of the Trust unless approved in writing by the Distributor.

7. Compensation. The Dealer shall, for any period during which the Trust has in effect a distribution plan (the "Plan") approved pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provide distribution and marketing services in the promotion of Trust's shares, including but not limited to furnishing services and assistance to Investors who own Trust shares, answering inquiries regarding the Trust, and assisting in changing dividend options, account designations and addresses and in maintaining Investor's investments in the Trust. For such services the Distributor will pay the Dealer a fee based on the rate set forth in the Schedule of Compensation, as attached hereto and hereby incorporated by reference as Exhibit "A". The Distributor is permitted to make this payment under the terms of the Plan, as such Plan may be in effect from time to time; provided, however, that no payment shall be due or shall be paid to the Dealer hereunder unless and until the form of this Agreement shall have been approved by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of any Distributor, the Trust, or its investment advisor, as such term is defined in the 1940 Act ( the "12b-1 Directors"), by a vote cast in person at a meeting called for the purpose of voting on this form of Agreement. A copy of the Plan as in effect on the date of this Agreement is available upon request from the Distributor. The Trust reserves the right to terminate the Plan at any time as specified in the Plan. The Dealer will furnish the Trust and the Distributor with such information as may be reasonably requested by the Trust or its Trustees or by the Distributor with respect to fees paid to the Dealer pursuant to this Agreement.

8. Use of Names. The Dealer shall not use the names of the Distributor, the Trust, or their affiliates in any material relating to the Dealer in a manner not approved prior thereto by the Distributor or the Trust; provided, however that such consent shall not be unreasonably withheld or delayed, and the Distributor and/or the Trust shall approve all uses of their names which merely refer in accurate terms to the services hereunder or which are required by regulatory authority. The Dealer shall provide the Distributor with an advance copy of each advertisement, sales piece or other communication to the public (or a segment thereof) to be used by or on behalf of the Dealer with respect to the Trust. The Distributor's receipt of such material shall in no way be considered as authorization or approval of such material, and the Distributor shall have no liability with respect to any such material used by or on behalf of the Dealer.

9.   Indemnification.

     (a) The Dealer shall indemnify and hold harmless the Distributor and the Trust, and their affiliates, officers and directors, in the event that the Dealer or any of the Dealer's sales representatives or agents should violate any law, rule or regulation, or any provision of this Agreement which may result in losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) to the Distributor, the Trust and/or their affiliates, officers and directors. In the event that the Trust, the Distributor or their duly authorized agents determines to refund any amount paid by any Investor by reason of such violation on the Dealer's part, the Dealer shall return any payments under this Agreement previously paid or allowed by the Distributor to the Dealer with respect to the transaction for which the refund is made.

     (b) The Dealer shall indemnify and hold harmless the Distributor, the Trust and/or their affiliates, officers and directors against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from

          (i)  the negligence or misfeasance of the Dealer;

          (ii) the Distributor, the Trust, and/or their affiliates acting upon any information (including any taxpayer identification number or other information relating to certifications provided pursuant to the Interest and Dividend Tax Compliance Act of 1983) or instructions reasonably believed by the Distributor, the Trust and/or their affiliates to have been executed or communicated by person or persons duly authorized by the Dealer or by the Investor; or

          (iii)Any allegation arising out of or in connection with any orders or solicitation of orders of shares of the Trust by the Dealer, its sales representatives or agents, except those losses, claims, damages, liabilities or expenses resulting from the Trust's, the Distributor's and/or their affiliates' negligence or misfeasance.

10. Other Agreements. The Distributor's obligations to the Dealer under this Agreement are subject to all provisions of any underwriting agreements into which the Distributor has entered or may in the future enter.

11.  Termination.

     (a) This Agreement may be terminated by either party without payment of any penalty upon thirty (30) days' prior written notice to the other.

     (b)  With  respect  to  Trust  shares,   the  Agreement   shall   terminate
          automatically in the event of its assignment, as that term is defined in the 1940 Act.

     (c) This Agreement shall terminate automatically in the event that the Plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act, or any distribution agreement under the Plan affecting the Distributor, is terminated.

     (d) The provisions of Section 9 of this Agreement shall continue in full force and effect notwithstanding the termination of the Agreement and shall be binding upon the Dealer and its successors.

     (e) Notwithstanding the termination of this Agreement, the Dealer shall remain liable for its portion of any transfer tax or other liability which may be asserted or assessed against the Trust, the Distributor, or any one or more of selected dealers, based on the claim that the selected dealers or any of them constitute a partnership, unincorporated business, or other separate entity.

     (f) Notwithstanding the foregoing, no termination of this Agreement shall affect any of the rights or obligations of the Distributor or the Dealer with respect to any matter which may have occurred prior to the effective date of such termination; provided, however, commencing as of the date of termination of this Agreement, the Dealer shall receive no fees for services provided hereunder prior to the date of termination, except those fees earned by the Dealer pursuant to the terms of Exhibit "A" prior to the date of termination, but remaining unpaid at the date of termination.

     (g) This Agreement shall terminate automatically in the event the Dealer loses its qualification under applicable federal or state securities laws to act as a broker or dealer in securities and/or as a member in good standing of the National Association of Securities Dealers, Inc.

12.  Non-Assignability.   This  Agreement  is  not  assignable  by  the  Dealer.

13. Prior Agreements. This Agreement supersedes all prior agreements between the Distributor and the Dealer.

14. Amendment. Subject to the terms of Rule 12b-1 under the 1940 Act, the Distributor reserves the right to amend this Agreement at any time without prior notice.

15. Applicable Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

16. Notice and Communications. All communications from the Dealer should be addressed to the Distributor at the address provided below. Any notice from the Distributor to the Dealer shall be deemed to have been duly given if mailed or telegraphed to the Dealer at the address provided below.

17. Execution. The undersigned Dealer hereby confirms this Selling Dealer Agreement and acknowledges that any purchase of the shares made during the life of this Agreement is subject to all the applicable terms and conditions set forth in this Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in said Agreement. The Dealer hereby acknowledges receipt of the Prospectus relating to the shares and confirms that in executing the Agreement it has relied on said Prospectus and not on any other statement whatsoever, written or oral. The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc.

                     Name of Dealer:

                     ----------------------------------------------


                     By:  -----------------------------------------
                     (Signature of Authorized Officer)


                     Title: --------------------------------------

                     Address: ------------------------------------


                     City: ----------- State: -------  Zip: ------

                     Tax I.D. #-----------------------------------



                     WESTON SECURITIES CORP.


                     By:  -------------------------------
                     (Signature of accepting officer)



                     Title:  -------------------------------
                             40 William Street
                             Suite 100
                             Wellesley, MA  02481
                             (800) xxx-zzzz


                     Date:  --------------------------------

                                 DEALER EXHIBITS
                 (as referenced in the Selling Dealer Agreement)

                                   EXHIBIT "A"
                            Schedule of Compensation


Note: All Compensation is based on the current Distribution Plans of the Trust, pursuant to Section 9 of the Broker-Dealer Agreement. In the event the Board of Trustees of the Trust votes to amend the terms of these Distribution Plans, the Distributor reserves the right to amend the compensation provisions of Section 1 of this Exhibit A without prior notice to the Dealer.

     1. Compensation to the Dealer is based on a percentage of the Rule 12b-1 fees charged against assets.

     2. Additional Compensation. The Distributor, in its sole discretion, may pay additional amounts to the Dealer based on overall quality and size of assets raised by the Dealer.